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                                                                    EXHIBIT 10.8


                MANHATTAN ASSOCIATES, INC./DABBIERE SHAREHOLDER

                         TAX INDEMNIFICATION AGREEMENT

     This TAX INDEMNIFICATION AGREEMENT, dated as of the 27th day of February, 1998, is entered into by MANHATTAN ASSOCIATES, INC., a Georgia corporation (the "Company") and ______________________ (the "Shareholder").


                                    RECITALS

     WHEREAS, the Shareholder holds approximately _____ percent of the outstanding voting common stock of Pegasys Systems Incorporated, a New Jersey corporation ("Pegasys") and approximately _____ percent of the non-voting common stock of Pegasys (the voting common stock and non-voting common stock of Pegasys are hereinafter referred to as the "Pegasys Shares"); and

     WHEREAS, Pegasys holds approximately _____ percent of the outstanding Shares of Manhattan Associates, LLC, a Georgia limited liability company ("Manhattan LLC"), as defined in the Operating Agreement, as amended, of Manhattan LLC; and

     WHEREAS, pursuant to a Subscription and Contribution Agreement dated February 27, 1998, (the "Contribution Agreement"), the Shareholder intends to contribute all its Pegasys Shares in exchange for shares of the common stock, $.01 par value per share (the "Common Stock") of the Company; and

     WHEREAS, the Company is now contemplating offering and selling shares of its Common Stock to the public (the "Public Offering"); and

     WHEREAS, the parties hereto wish to set forth their agreement with respect to certain adjustments to the federal and state income tax liability of the Shareholder and the Company;

     NOW, THEREFORE, for value received, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement the following definitions shall apply:

     (a) "Adjustment" shall mean any proposed or final change in any Tax
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liability initiated by any of the Shareholders, the Company, Manhattan LLC,
Pegasys or the IRS, state or local taxing authority, or any other relevant taxing authority.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended and in
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effect for the taxable period in question.
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     (c) "Company Tax Benefit" shall mean a reduction in the Income Tax
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liability of the Company for any taxable period beginning after the date of the
Transaction. The Company shall be deemed to have received or realized a Company Tax Benefit from a Tax Item in a taxable period only if and to the extent that the Company's Income Tax liability for such period is less than it would have been if such liability were determined without regard to such Tax Item. The Company shall be deemed to have realized or received a Company Tax Benefit with respect to a carryover is used to produce a Company Tax Benefit.

     (d) "Final Determination" shall mean the final resolution of any Tax
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liability (including all related interest and penalties) for a taxable period.
A Final Determination shall result from the first to occur of:

          (i) the expiration of 30 days after IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions), unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund;

          (ii) a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

          (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

          (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or other relevant taxing authority;

          (v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

          (vi) any other event that the parties agree is a final and irrevocable determination of the liability at issue.

     (e) "Income Tax" shall mean federal income taxes and state and local taxes
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imposed upon, or measured by, income.  Income Tax includes interest, penalties, and other additions to tax.

     (f) "IRS" shall mean the United States Internal Revenue Service or any
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successor, including, but not limited to, its agents, representatives, and attorneys.
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     (g) "LLC Tax Liability" shall mean the personal Income Tax liability of the
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Shareholder for Income Taxes attributable to :

         (i) Tax Items of Manhattan LLC that pass through to the Shareholder under the provisions of the Code and any similar provisions of state and local law, or

         (ii) the Shareholder's receipt of indemnity payments hereunder.

     (h) "S Corporation" shall mean an S Corporation within the meaning of
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section 1361 of the Code.

     (i) "S Corporation Tax Liability" shall mean the personal Income liability
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of the Shareholder for Income Taxes attributable to:

         (i) the Company's Tax Items that pass through to the Shareholder under the provisions of Subchapter S of the Code and any similar provisions of state and local law, or

         (ii) the Stockholder's receipt of indemnity payments hereunder.

     (j) "Tax" shall mean any federal, state, local or foreign income, gross
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receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     (k) "Tax Benefit" shall mean a reduction in the personal Income Tax
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liability of the Shareholder (as a result of Tax Items of the Company and all other Tax Items reflected on the Shareholder's tax return) for any taxable period. The Shareholder shall be deemed to have realized or received a Tax Benefit from a Tax Item in a taxable period only if and to the extent that the Shareholder's personal Income Tax liability for such period is less than it would have been if such liability were determined without regard to such Tax Item. The Shareholder shall be deemed to have realized or received a Tax Benefit with respect to a carryover only if, when, and to the extent the carryover is used to produce a Tax Benefit.

     (l) "Tax Item" shall mean any item of income, gain, loss, deduction,
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credit, recapture of credit, or any other item which increases or decreases
Income Taxes paid or payable by the Shareholder or by the Company.

     (m) "Transaction" shall mean the transactions contemplated by and described
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in the Contribution Agreement.

                                   ARTICLE II

                       INDEMNIFICATION FOR CERTAIN TAXES

     (a) The Shareholder shall pay to the Company an amount equal to any Tax Benefit actually realized or received arising from an Adjustment with respect to a Tax Item of the Company for any taxable period in which (i) the Company was taxable as a limited liability company or (ii) Pegasys was taxable as an S corporation.

     (b) The Shareholder represents and warrants to the Company that:

          (i) None of the Company, Manhattan LLC or Pegasys will incur any Taxes as a result of the Transaction;

          (ii) If subsequent to the Transaction one or more of Manhattan LLC, Pegasys and/or PAC is liquidated or otherwise ceases to exist for tax purposes, none of the Company, Manhattan LLC, Pegasys or PAC will incur any Taxes as a result of any such entity liquidating or otherwise ceasing to exist (other than Taxes that would be imposed without regard to the Transaction or such liquidation or such entity ceasing to exist);

          (iii) Since its inception and through December 31, 1993, Pegasys was taxed as a C Corporation within the meaning of (S) 1361 of the Code, and since January 1, 1994, through the date of the Transaction, Pegasys has been an S Corporation for all federal and applicable state income tax purposes; and

          (iv) Since its inception through the date of the Transaction, Manhattan LLC has been an association taxable as a partnership for all federal and applicable state income tax purposes.

     With respect to representations (i) and (ii) above, the Shareholder will indemnify and hold harmless the Company from any liability for Taxes, costs and expenses, including reasonable attorneys fees, arising from any breach of the Shareholder's representations and warranties set forth therein. With respect to representations and warranties (iii) and (iv) above, the Shareholder will indemnify and hold harmless the Company from any liability for Income Taxes, costs and expenses including reasonable attorney fees, arising from any breach of the Shareholder's representations and warranties.

     The Shareholder's obligation under this subsection (b) shall be limited to the total distributions from Manhattan LLC or Pegasys received by Shareholder at any time prior to or in connection with the Transaction, reduced by any taxes (net of any refunds) imposed on the Shareholder with respect to his distributive share of income and gains of Manhattan LLC and Pegasys.

     (c) The Company shall pay and indemnify the Shareholder for any LLC Tax Liability or S Corporation Tax Liability arising from an Adjustment with respect to a Tax Item of the Company.

     (d) Any payment required under this Article shall be made by the earliest of (1) 20 days after the Shareholder receives a refund or credit, (2) 20 days after a Final Determination with respect to such tax, (3) with respect to a carryover, 20 days after the Shareholder files a tax return on which the carryover produces a Tax Benefit, or (4) 20 days after the determination by the parties or pursuant to Article IV that such payment is due. All obligations of indemnification hereunder shall be net of any Tax Benefit realized to the Shareholder or Company Tax Benefit realized by the Company, as appropriate.

                                  ARTICLE III

                    COOPERATION AND EXCHANGE OF INFORMATION

     Whenever the Shareholder or the Company becomes aware of an issue which either party believes could give rise to payment or indemnification from the other party under Article II, the Shareholder or the Company (as the case may be) shall promptly give notice of the issue to the other party. The indemnitor and its representatives, at the indemnitor's expense, shall be entitled to participate in all conferences, meetings or proceedings with the IRS or other taxing authority with respect to the issue.

     The parties agree to consult and cooperate with each other in the negotiation and settlement or litigation of any Adjustment that may give rise to any payment or an indemnification payment under this Agreement. All decisions with respect to such negotiation and settlement or litigation shall be made by the parties after full and good faith consultation.

     If a party who will be required to make an indemnification payment (the "Indemnifying Party") proposes to accept a settlement offered by the relevant taxing authority with respect to an issue for one or more taxable years, but the party who will be entitled to receive the payment (the "Indemnified Party") disagrees with the proposed settlement, then the Indemnifying Party may pay to the Indemnified Party the amount that would be due under this Agreement pursuant to such settlement and, in that event, the Indemnifying Party shall have no further responsibility for amounts attributable to that issue for the taxable years involved.

                                   ARTICLE IV

                                    DISPUTES

     If the parties are, after negotiation in good faith, unable to agree upon the appropriate calculation of amounts due under this Agreement, the controversy shall be settled by Arthur Andersen, LLP (the "Accounting Firm").

     The decision of the Accounting Firm shall be final, and each of the Company and the Shareholder agree immediately to pay to the other any amount due under this Agreement pursuant to such decision. The expenses of the Accounting Firm shall be borne one-half by the Company and one-half by the Shareholder unless the parties agree otherwise.

     Any dispute arising between the parties with reference to the legal interpretation of this Agreement or their rights hereunder shall, upon written request of either party, be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator. The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.1  Term of Agreement.  This Agreement shall become effective as
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of the date of its execution and shall continue in full force and effect indefinitely, except that this Agreement shall be void and of no effect if the Transaction is not consummated before September 1, 1998.

     Section 5.2  Severability.  If any term of this Agreement is held by a
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court of competent jurisdiction to be unenforceable, the remainder of the terms set forth herein shall remain in full force and effect and shall in no way be impaired. In the event that any term is held to be unenforceable, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same result as that contemplated by such term.

     Section 5.3  Assignment.  Except by operation of law or in connection with
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the sale of all or substantially all the assets of the Company, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by the Shareholder without the written consent of the Company or by the Company without the written consent of the Shareholder. Any attempt to assign any right or obligations arising under this Agreement without such consent shall be void.
The provisions of this Agreement shall be binding upon inure to the benefit of, and be enforceable by the parties and their respective heirs, successors and permitted assigns.

     Section 5.4  Further Assurances.  Subject to the provisions of this
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Agreement, the parties shall acknowledge such other instruments and documents, and take all other actions, as may be reasonably required in order to effectuate the purposes of this Agreement.

     Section 5.5  Parties in Interest.  Except as herein otherwise specifically
                  -------------------
provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm, or corporation other than the parties and their respective successors and permitted assigns.

     Section 5.6  Waivers, Etc.  No failure or delay on the part of the parties
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in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless it shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose which given.

     Section 5.7  Set-off.  All payments to be made by any party under this
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Agreement shall be made without set-off, counterclaim, or withholding, all of which are expressly waived.

     Section 5.8  Change of Law.  If, due to any change in applicable law or
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regulations or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall be impracticable or impossible, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same results as are contemplated by such provision.

     Section 5.9.  Headings.  Descriptive headings are for convenience only and
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shall not control or affect the meaning of any provision of this Agreement.

     Section 5.10  Counterparts.  For the convenience of the parties, any number
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of counterparts of this Agreement may be executed by the parties and each executed counterpart shall be an original instrument.

     Section 5.11  Notices.  All notices provided for in this Agreement shall be
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validly given if in writing and delivered personally or sent by registered mail, postage prepaid

     if to the Company, at


         Manhattan Associates, Inc.
         2300 Windy Ridge Parkway
         Suite 700
         Atlanta, Georgia  30339
         Attn:  President

     copy to:


         David K. Dabbiere, Esq.
         General Counsel
         Manhattan Associates, Inc.
         2300 Windy Ridge Parkway
         Suite 700
         Atlanta, Georgia  30339
     if to the Shareholder, to:


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or to such other addresses as any party may, from time to time, designate in a written notice given in a like manner. Notice given by mail shall be deemed delivered five calendar days after the date mailed.

     Section 5.12  Governing Law.  This Agreement shall be governed by the
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domestic substantive laws of Georgia without regard to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

     Section 5.13  No Double Recovery.  The total recovery received by the
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Company pursuant to this Agreement and any of the other Tax Indemnification
Agreements between the Company and any former, present or future shareholder of Manhattan LLC with respect to a Final Determination shall not exceed the total Taxes, costs and expenses arising from such Final Determination.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written above.


MANHATTAN ASSOCIATES, INC.:                     SHAREHOLDER:



By:
   --------------------------------             -------------------------------
Alan J. Dabbiere, President                                 (SEAL)